                                 SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

/X/    Filed by the Registrant
/ /    Filed by a party other than the Registrant

Check the appropriate box:
/X/    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                             FPA PARAMOUNT FUND, INC.
         ------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        --------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        --------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        --------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        --------------------------------------------------------------
    (5) Total fee paid:

        --------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        --------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        --------------------------------------------------------------
    (3) Filing Party:

        --------------------------------------------------------------
    (4) Date Filed:

        --------------------------------------------------------------

                            FPA PARAMOUNT FUND, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, OCTOBER 23, 2000

     Notice is hereby given that the annual meeting of shareholders of FPA Paramount Fund, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, October 23, 2000, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:

     1.   Election of the Board of Directors (Five Directors);

     2. Approval or disapproval of an investment advisory agreement ("New Agreement") between the Fund and First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser");

     3. Ratification or rejection of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2001; and

     4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     You are entitled to vote if you held shares of the Fund as of August 24, 2000.

                                       By Order of the Board of Directors



                                       SHERRY SASAKI
                                       Secretary

September 11, 2000

--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                            FPA PARAMOUNT FUND, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Fund in connection with the annual meeting of shareholders to be held on Monday, October 23, 2000. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors have been retained by the Fund for such purpose. If any such persons are retained by the Adviser, the costs will be paid by United Asset Management Corporation ("UAM"), the parent of the Adviser. The cost of solicitation of proxies will be borne by UAM. The Fund will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about September 11, 2000. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.

     On August 24, 2000 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 00,000,000 shares of Common Stock, $0.25 par value. Each share is entitled to one vote.

     On August 24, 2000, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund.

     Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                      1. ELECTION OF THE BOARD OF DIRECTORS

     Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.

     Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Four of the nominees for director, John P. Endicott, Leonard Mautner, John H. Rubel and John P. Shelton, were elected by shareholders at their last meeting on May 10, 1993. Eric S. Ende was elected by directors in 2000. The table below sets forth certain information regarding the nominees.

                                                 PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                                PAST FIVE YEARS                             DIRECTOR
       WITH THE FUND                        AND DIRECTORSHIP OF PUBLIC COMPANIES             AGE   SINCE
---------------------------    ----------------------------------------------------------    ---  --------
Eric S. Ende*                  Senior Vice President of the Adviser for more than the past    56    2000
(Director,                     five years; director, President and Chief Investment
 President and                 Officer of Source Capital, Inc.; President and Portfolio
 Portfolio Manager)            Manager of FPA Perennial Fund, Inc.; and Vice President of
                               FPA Capital Fund, Inc. and of FPA New Income, Inc. (2)
                               Nominee for director of FPA Perennial Fund, Inc.

John P. Endicott               Independent Management Consultant for more than the past       82    1979
(Director)(1)                  five years. Associate, Case and Company, Inc. (management
                               consultants) from 1981 to 1983; and President and director,
                               Sierracin Corporation (manufacturer of high technology
                               products) from 1969 to 1979. Director of FPA Perennial
                               Fund, Inc. (2).

Leonard Mautner                President, Leonard Mautner Associates (management consultants) 82    1981
(Director)(1)                  for more than the past five years; General Partner, Goodman
                               & Mautner Ltd. (venture capital partnership) and President of
                               Goodman & Mautner,  Inc. (its investment manager) from 1969 to 1979. Director of FPA Perennial Fund, Inc. (2).

John H. Rubel                  President, John H. Rubel & Associates, Inc. (management        80    1977
(Director)(1)                  consultants) for more than the past five years.


                                       2

                                                 PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                                PAST FIVE YEARS                             DIRECTOR
       WITH THE FUND                        AND DIRECTORSHIP OF PUBLIC COMPANIES             AGE   SINCE
---------------------------    ----------------------------------------------------------    ---  --------
John P. Shelton                Professor Emeritus at U.C.L.A. Graduate School of              80    1977
(Director)(1)                  Management for more than the past five years. Director of
                               Genisco Systems, Inc. (manufacturer of hardened computers
                               and electronics).

--------------------

* Director who is an interested person of the Fund and of the Adviser as defined in the Investment Company Act of 1940 ("Act") by virtue of being an officer of the Fund and of the Adviser.

(1) Member of the Nominating Committee and of the Audit and Compliance Committee of the Board of Directors.

(2) FPA Capital Fund, Inc., FPA New Income, Inc., FPA Perennial Fund, Inc. and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Fund Complex"). See "Information Concerning the Adviser" herein.

     As of August 24, 2000, the following directors owned shares of the Fund, including shares held in the name of a spouse and trust accounts: Mr. Ende owned__ shares; Mr. Endicott owned__ shares; Mr. Mautner owned__ shares; Mr. Rubel owned__ shares; and Mr. Shelton owned__ shares. On the same date, all officers and directors as a group owned of record and beneficially less than 1% of the Fund's shares.

     All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote the signed but unmarked proxies and those marked for the nominated directors for such other nominee as the Board of Directors may designate.

     The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Nominating Committee. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Nominating Committee met once during the last fiscal year.

     The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Audit and Compliance Committee of the Board. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the Act. The Audit and Compliance Committee met twice during the last fiscal year.

     During the fiscal year ended September 30, 1999, the Board of Directors held seven meetings. Each director attended more than 75% of the aggregate of
(1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

     During the fiscal year ended September 30, 1999, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for each Board of Directors meeting attended. The directors who were not interested persons of the Adviser received total directors' fees of $52,000 for such year. Each such director is also reimbursed for out-of-pocket expenses incurred as a director.

                                                               Total Compensation*
                                Aggregate Compensation*     from the FPA Fund Complex
   Name of Directors                 from the Fund             including the Fund
------------------------        -----------------------     --------------------------
 John P. Endicott                     $ 13,000                   $  18,000**
 Leonard Mautner                        13,000                      17,500**
 John H. Rubel                          13,000                      13,000
 John P. Shelton                        13,000                      13,000


* No pension or retirement benefits are provided to directors of the Fund or the FPA Fund Complex.
** Includes compensation from the Fund and one other open-end investment company.

     The following information relates to each executive officer of the Fund who is not a director of the Fund. Each officer also serves as a director and/or officer of the Adviser and has received employee stock options to acquire shares of UAM, of which the Adviser is an indirect wholly owned subsidiary. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.


     NAME AND POSITION                           PRINCIPAL OCCUPATION DURING                      OFFICER
       WITH THE FUND                                  PAST FIVE YEARS                        AGE   SINCE
---------------------------    -----------------------------------------------------------   ---  -------
Steven R. Geist                Vice President of the Adviser for more than the past five      46    2000
(Executive Vice                years. Mr. Geist also serves as Senior Vice President
 President & Portfolio         and Fixed-Income Manager of Source Capital, Inc.; and
 Manager)                      as Executive Vice President and Portfolio Manager of FPA
                               Perennial Fund, Inc. Mr. Geist served as Vice President of
                               Source Capital, Inc. from August 1996 to November 1999 and of FPA Perennial Fund, Inc. from August 1996 to August
                               1999.

J. Richard Atwood              Director (since May 2000), Principal (since May 2000), Chief   40    1997
(Treasurer)                    Operating Officer (since May 2000), Chief Financial Officer
                               (since January 1997) and Treasurer (since January 1997) of the Adviser; and director (since May 2000), President (since
                               May 2000), Chief Executive Officer (since May 2000), Chief
                               Financial Officer (since March 1998) and Treasurer (since
                               January 1997) of FPA Fund Distributors, Inc.
                               ("Distributor"). Mr. Atwood also serves as Treasurer of FPA
                               Capital Fund, Inc., of FPA New Income, Inc., of FPA
                               Perennial Fund, Inc. and of Source Capital, Inc. Mr. Atwood
                               served as Vice President and Chief Financial Officer of
                               Transamerica Investment Services, Inc. from January 1995 to
                               January 1997; and Senior Vice President from January 1997 to
                               May 2000 of the Adviser and of the Distributor.

Sherry Sasaki                  Assistant Vice President and Secretary of the Adviser for      45    1982
(Secretary)                    more than the past five years; and Secretary of the
                               Distributor for more than the past five years. Ms. Sasaki
                               also serves as Secretary of FPA Capital Fund, Inc., of FPA
                               New Income, Inc., of FPA Perennial Fund, Inc. and of Source
                               Capital, Inc.

              2. APPROVAL OR DISAPPROVAL OF AN INVESTMENT ADVISORY

                           AGREEMENT ("NEW AGREEMENT")

     First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. The Adviser has provided investment management and advisory services to the Fund since July 1, 1978. Such services are presently provided pursuant to an investment advisory agreement, dated June 27, 1991 ("Present Agreement"), which was most recently approved by shareholders of the Fund on May 10, 1993. The Adviser is a direct wholly owned subsidiary of UAM, which is a holding company principally engaged, through affiliated firms, in providing institutional investment management and acquiring institutional investment management firms.

     UAM has announced an agreement dated June 19, 2000 with Old Mutual plc ("Old Mutual"), a United Kingdom-based financial services group with substantial asset management, insurance, and banking businesses. This agreement provides for a tender offer by Old Mutual for all outstanding shares of UAM and following completion of the tender offer a merger by which UAM will become a wholly-owned subsidiary of Old Mutual. At such time as 25% or more of the outstanding shares of UAM are acquired pursuant to the tender offer, there will be change in control of UAM and thus an assignment which under the Investment Company Act of 1940 will automatically terminate the Present Agreement.

     Because the change in control is expected to occur prior to this shareholders meeting, the Board of Directors of the Fund has approved an interim investment advisory agreement with the Adviser to allow the continued receipt of advisory services by the Fund after the assignment and prior to shareholder approval of a new agreement. Under the Investment Company Act, the Adviser may continue to serve as investment adviser to the Fund beyond an interim period of 150 days only if shareholders of the Fund approve a new investment advisory agreement. The Board of Directors of the Fund have approved, and recommend shareholder approval of, a new investment advisory agreement ("New Agreement") between the Fund and the Adviser to become effective upon approval by shareholders of the Fund. Shareholder approval requires the affirmative vote of
(a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of all outstanding voting securities, whichever is less.

     If shareholders of the Fund do not approve the New Agreement, the Board of Directors of the Fund would seek to obtain interim advisory services at the lesser of cost or the current fee rate either from the Adviser or from another advisory organization. Thereafter, the Board of Directors would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to the approval of shareholders.

INVESTMENT ADVISORY AGREEMENTS

     The terms of the Present Agreement and the New Agreement are identical in all material respects, except for the effective date and termination date. The initial term of the New Agreement will commence on the date approved by shareholders of the Fund and continue to May 31, 2001. A copy of the New Agreement is attached as Exhibit A hereto. Under each Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

     The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund, subject to cost reimbursement for financial services provided to the Fund as described below. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include brokerage commissions on portfolio transactions, fees and expenses of directors not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, premiums for the fidelity bond and errors and omissions insurance maintained by the Fund, and reimbursement of the Adviser's expenses in providing financial services to the Fund as described below.

     For services rendered, the Adviser is paid an investment advisory and management fee. Such fee is payable monthly at the annual rate of 0.75% of the first $50 million, and 0.65% of the excess over $50 million, of the Fund's average net assets. This fee is higher than the fee paid by some other mutual funds. Average net assets are determined by taking the average of all the daily determinations of net assets during a calendar month.

     In addition to the investment advisory and management fee, the Fund reimburses the Adviser monthly for the costs incurred by the Adviser in providing financial services to the Fund including maintaining the accounts, books and other documents which constitute the record forming the basis for the Fund's financial statements, preparing such financial statements and other Fund documents and reports of a financial nature required by federal and state laws, calculating daily net asset value of the Fund, and participating in the production of the Fund's registration statements, prospectuses, proxy solicitation materials and reports to shareholders (including compensation of the Treasurer or other principal financial officer of the Fund, compensation of personnel working under such person's direction and expenses of office space, facilities, and equipment used by such personnel in the performance of their financial services duties to the Fund). However, for any fiscal year, the cost of such financial services paid by the Fund cannot exceed 0.10% of the average daily net assets of the Fund.

     The Advisory Agreement includes a provision for a reduction in the investment advisory and management fee and cost reimbursement paid to the Adviser in the amount by which certain defined operating expenses of the Fund (including such advisory fee and cost reimbursement) for any fiscal year exceed 1.50% of the first $30 million of average net assets of the Fund, plus 1% of the remaining average net assets of the Fund, such values to be taken at the close of business on the last business day of each calendar month. Operating expenses, as defined in the Advisory Agreement, exclude (i) interest, (ii) taxes, (iii) expenditures for brokerage and research services, and (iv) any extraordinary expenses such as those of litigation, merger, reorganization or recapitalization, to the extent such extraordinary expenses are permitted to be excluded by the rules or policies of the states in which shares of the Fund are periodically qualified for sale. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the investment advisory and management fee and cost reimbursement paid to it by the Fund for a fiscal year.

     The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

     The recommendation of the Board of Directors that shareholders approve the New Agreement is based upon the Board's assessment of the new portfolio management team provided by the Adviser, including the investment performance of FPA Perennial Fund, Inc., as indicative of the prior performance results achieved by this new team consisting of Eric Ende and Steven Geist. Advisory fees were found by the Board to be reasonable in comparison to those paid by other open-end equity funds. The Directors also took into consideration the benefits derived by the Fund's adviser from arrangements under which it receives research services from brokers to whom the Fund's brokerage transactions are allocated, as described below under "Portfolio Transactions and Brokerage."

     For the fiscal year ended September 30, 1999, the Adviser received investment advisory and management fees of $1,637,506, plus reimbursement of $244,232 for costs incurred in providing financial services to the Fund. The Fund's average net assets during the fiscal year were $235,348,681. On June 30, 2000, the Fund's total net assets were $78,529,306.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices which are favorable to the Fund. If these primary considerations are met, agency transactions for the Fund are typically placed with brokers which provide brokerage and research services to the Fund or the Adviser at commission rates considered to be reasonable, although higher than the lowest brokerage rates available. No formula for such allocation exists. The Fund thus bears the cost of such services. While research services may be useful to supplement other available investment information, the receipt thereof does not necessarily reduce the expenses of the Adviser. The Fund does not pay any mark-up over the market price of securities acquired in principal transactions with dealers. Any solicitation fees which are received by the Adviser in connection with a tender of portfolio securities of the Fund in acceptance of an exchange or tender offer are applied to reduce the advisory fees payable by the Fund.

     The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement and custody.

     The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Fund may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Fund's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Fund. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Fund are not disproportionate to the benefits received by it on a continuing basis. During the fiscal year ended September 30, 1999, brokerage commissions paid by the Fund totaled $795,911 of which $565,129 was paid on transactions having a total value of $109,352,221 to broker-dealers selected because of research services provided to the Adviser.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

     The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded (closed-end) investment company, which had net assets of $416,779,511 on June 30, 2000. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA Capital Fund, Inc., FPA New Income, Inc., FPA Perennial Fund, Inc. and FPA Crescent Portfolio, open-end investment companies, which had net assets of $449,376,868, $506,458,635,

$40,802,448 and $40,525,052, respectively, on June 30, 2000. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Capital Fund, Inc. and FPA Perennial Fund, Inc. each pay advisory fees at the same annual rate as the Fund. FPA Crescent Portfolio pays an advisory fee at the annual rate of 1.00% of its average daily net assets. The Adviser also advises institutional accounts. The Adviser had total assets under management of $2.9 billion at June 30, 2000.

     The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer, Chief Financial Officer and Treasurer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer and Chief Investment Officer of the Adviser. Mr. Rodriguez, 51, serves as director, President and Chief Investment Officer of FPA Capital Fund, Inc. and of FPA New Income, Inc., and as director of the Distributor. The principal occupation of Mr. Atwood is described in the preceding table. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

DISTRIBUTOR

     FPA Fund Distributors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated September 3, 1991. For 1999, the Distributor received $10,025 in net sales commissions (after reallowance to other dealers) on sales of shares of the Fund. FPA Fund Distributors, Inc. will serve as distributor for shares of the Fund.

DIRECTORS' RECOMMENDATION AND OTHER INFORMATION

     The New Agreement has been approved by the Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund, as that term is defined in the Act, at a meeting held on August 15, 2000. In so doing, the directors have acted in what they believe to be in the best interests of the shareholders of the Fund.

     In approving the New Agreement and recommending that it be approved by the shareholders, the directors have considered the Adviser's expressed intention to continue the investment operations of the Fund and the Adviser under the direction of current management; the nature, quality and extent of the services to be performed by the Adviser; the investment record of the Fund; comparative data as to investment performance, advisory fees and expenses; the financial resources of UAM and Old Mutual; and such other information and factors as the directors believe to be relevant. The Adviser has assured the directors that there will be no reduction in the nature or quality of its services to the Funds as a result of the transaction.

     The Act provides that in connection with the sale of any interest in an investment adviser which results in the "assignment" of an investment advisory contract, an investment adviser of a registered investment company such as the Fund, or an affiliated person of such investment adviser, may receive any amount or benefit if (i) for a period of 3 years after the sale, at least 75% of the members of the Board of Directors of the investment company are not "interested persons" of the investment adviser or the predecessor adviser, and (ii) there is no "unfair burden" imposed on the investment company as a result of such sale or any expressed or implied terms, conditions or understandings applicable thereto. For this purpose, "unfair burden" is defined to include any arrangement during the 2-year period after the transaction, whereby the investment adviser or its predecessor or successor investment adviser, or any interested persons of any such adviser, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company other than regular type ordinary compensation as principal underwriter for such company, or (ii) from the investment company or its security holders for other than regular type investment advisory or other services. This provision of the Act was enacted by Congress in 1975 to make it clear that an investment adviser (or an affiliated person of the adviser) can realize a profit on the sale of the adviser's business, subject to the two safeguards described above. In their agreement, Old Mutual and UAM have agreed not to take or recommend any action that would constitute an unfair burden on the Fund within the meaning of this provision. Old Mutual and UAM have also agreed that, for a period of three years after the transaction, they will not take or recommend any action that would cause more than 25% of the directors to be interested persons of the Adviser.

       THE DIRECTORS RECOMMEND THAT SHAREHOLDERS APPROVE THE NEW AGREEMENT

            3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not interested persons of the Fund as that term is defined in the Act) of the firm of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2001. In addition to normal audit services, Ernst & Young LLP provides services in connection with the preparation and review of federal and state tax return for the Fund. The employment of Ernst & Young LLP is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Ernst & Young LLP have served as independent auditors for the Fund for the past twenty-two fiscal years. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

                                4. OTHER MATTERS

     The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SIMULTANEOUS MEETINGS

     The annual meeting of shareholders of the Fund is called to be held at the same time as the meeting of shareholders of FPA Capital Fund, Inc., FPA New Income, Inc. and FPA Perennial Fund, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting so that the meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

SHAREHOLDER PROPOSALS

     The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit proposals for consideration at a meeting of the Fund's shareholders should send such proposals to the Fund at the address shown above. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Annual Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                         By Order of the Board of Directors




                                         SHERRY SASAKI
                                         Secretary

September 11, 2000

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT



     AGREEMENT, dated October , 2000, between FPA PARAMOUNT FUND, INC., a Maryland corporation (hereinafter called "Paramount"), and FIRST PACIFIC ADVISORS, INC., a Massachusetts corporation (hereinafter called the "Adviser").

                              W I T N E S S E T H :

     WHEREAS, Paramount and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain investment advisory and management services for Paramount.

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, Paramount and the Adviser agree as follows:

1.   EMPLOYMENT OF ADVISER

     Paramount hereby employs the Adviser to manage the investment and reinvestment of the assets of Paramount and to administer its affairs, to the extent described herein, subject to the supervision of the Board of Directors of Paramount, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser agrees to use its best efforts and judgment in the performance of its obligations hereunder. The Adviser shall, for all purposes herein, be deemed an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Paramount in any way, or otherwise be deemed an agent of Paramount.

2.   ADVISORY SERVICES

     Subject to any general directions furnished by the Board of Directors of Paramount, the Adviser agrees to formulate and implement a continuing program for the management of the assets of Paramount and to determine from time to time what securities or other property shall be purchased or sold by Paramount, and the portion of its assets to be held in cash or cash equivalents, giving due consideration to, among other things, the policies of Paramount as expressed in Paramount's Certificate of Incorporation, By-Laws, Registration Statement under the Investment Company Act of 1940, and amended (the "1940 Act"), Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), as reports under the Securities Exchange Act of 1934 (the "1934 Act"), as well as to the factors affecting Paramount's status as a regulated investment company under the Internal Revenue Code of 1954, as amended. The Adviser shall obtain and evaluate such statistical, financial, and other information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the performance of its obligations hereunder.

3.   OTHER SERVICES AND EXPENSES OF ADVISER

     The Adviser shall furnish to Paramount the following services and facilities:

     (a) Office space, furniture, equipment and supplies, which may be the same as occupied or used by the Adviser;

     (b) Qualified personnel for administering the affairs, managing the investments, and preparing and maintaining the books of account, records, reports and tax returns of Paramount, except as specified in
          Section 4 hereof;

     (c) Adequate facilities and qualified personnel for the placement with broker-dealers of orders for the purchase and sale of portfolio securities for Paramount;

     (d) Members of the Adviser's organization to serve without compensation from Paramount (except as specified otherwise in Section 5 hereof) as officers or agents of Paramount, if desired by Paramount;

     (e)  Daily determination of net assets;

     (f) General purpose accounting forms, supplies, stationery and postage and telephones and utilities relating to the obligations of the Adviser hereunder.

4.   EXPENSES OF PARAMOUNT

     Except to the extent expressly assumed by the Adviser herein, Paramount will pay all costs and expenses in connection with its operations. Without limiting the generality of the foregoing, Paramount shall pay the following costs and expenses:

     (a) Fees and charges of independent accountants, custodian and depository and legal counsel for Paramount;

     (b) Fees and charges of Paramount's transfer agent, including the costs of maintaining Paramount's shareholder account books and records, dividend disbursing agent and registrar, if any;

     (c) Costs of designing, printing, engraving and issuing certificates representing shares of Paramount;

     (d) Expenses, including fees and disbursements of counsel, in connection with litigation by or against Paramount;

     (e) Taxes, including franchise, income, issue, transfer, business license and other corporate fees payable by Paramount to Federal, State or other governmental agencies;

     (f)  Premiums for the fidelity bond maintained by Paramount pursuant to
          Section 17 of the 1940 Act and for any errors and omissions insurance policy maintained by Paramount;

     (g)  Dues for Paramount's membership in trade organizations;

     (h)  Interest on indebtedness, if any, incurred by Paramount;

     (i) Costs of designing, printing and mailing periodic and other reports to shareholders, proxy statements, dividend notice and other communications to Paramount's shareholders;

     (j)  Expenses of meeting of shareholders and directors;

     (k) Brokers' commissions, issued and transfer taxes and other costs chargeable to Paramount in connection with security transactions to which Paramount is a party or with securities owned by Paramount;

     (l) Fees and expenses in connection with maintaining registration of Paramount under the Federal securities laws and under the laws of states which regulates the sale of Paramount's shares and complying with the requirements of the Securities and Exchange Commission under the 1940 Act, the 1933 Act, the 1934 Act and applicable state securities laws.

     The advisory fee payable hereunder has been negotiated on the understanding, and the parties hereto agree, that the Adviser has received, and shall continue to receive, supplementary research and other information from broker-dealers which execute portfolio transactions for Paramount.

5.   COMPENSATION OF ADVISER

     For the services to be rendered pursuant to this Agreement, Paramount shall pay to the Adviser a monthly fee computed at the annual rates of 0.75% on the first $50 million of Paramount's average net asset value and 0.65% on the excess over $50 million of Paramount's average net asset value. Such average net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in Paramount's Certificate of Incorporation, for each business day during a given calendar month. Such fee shall be payable for each calendar month as soon as practicable after the end of the month.

     In addition to the above-stated fee, Paramount shall reimburse the Adviser monthly for the costs incurred by the Adviser in providing financial services to Paramount including, among other normal financial services for Paramount, maintaining the accounts, books and other documents which constitute the record forming the basis for Paramount's financial statements, preparation of such financial statements and other Paramount documents and reports of a financial nature required by Federal and state laws, calculating daily net asset value of Paramount, and participating in the production of Paramount's registration statements, prospectuses, proxy solicitation materials and reports to stockholders (including compensation of the Treasurer or other principal financial officer of Paramount, compensation of personnel working under such person's direction and expenses of office space, facilities and equipment used by such personnel in the performance of their financial services duties to Paramount); provided, however, that such reimbursement shall not exceed for any fiscal year of Paramount 0.10% of the average net asset value of Paramount. Such maximum reimbursement shall be calculated in the same manner as the fee referred to in the preceding paragraph.

     The fees and reimbursements to be paid to the Adviser shall be payable for the period commencing on the date hereof and ending on the date of termination hereof. If this Agreement is terminated, the fees and reimbursements shall be prorated for any fraction of a month at termination.

     The fees and reimbursements payable hereunder shall be reduced by an amount which is equivalent to any solicitation fees received by the Adviser, or any affiliated person of the Adviser, in connection with a tender of portfolio securities of Paramount in acceptance of an exchange or tender offer. The Adviser shall use its best efforts to recapture any available solicitation fees.

     The Adviser also agrees to reduce the advisory fee and reimbursement payable hereunder by the amount by which certain operating expenses of Paramount (after the exclusions described below and after reflecting any advisory fee and reimbursement reduction provided for in the preceding paragraph) for any fiscal year shall exceed 1?% of the first $30 million of Paramount's average net asset value taken at the close of business on the last business day of each calendar month of such year, plus 1% of the remaining average net asset value of Paramount so taken. For purposes of this expense limitation provision, the following expenses shall be excluded from the total operating expenses in computing "certain operating expenses": (i) interest, (ii) taxes, (iii) any expenditures pursuant to Section 6 hereof for brokerage and research services, and (iv) any extraordinary expenses, such as those of litigation, merger, reorganization, or recapitalization, to the extent such extraordinary expenses are permitted to be excluded by the rules or policies of the states in which shares of Paramount are from time to time qualified for sale. All expenditures, including costs incurred in connection with the purchase, holding, or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Any accrued advisory fee reduction under this expense limitation provision shall be withheld by Paramount from the fees paid hereunder. Any additional reduction computed at the end of the fiscal year shall be paid to Paramount within five days of the computation as a reduction of advisory fees paid during the fiscal year.

     For purposes of this Section 5, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

6.   BROKERAGE AND RESEARCH SERVICES

     The advisory fee payable hereunder has been negotiated on the understanding, and the parties hereto agree, that the Adviser has received, and shall continue to receive, supplementary research and other information from brokers and dealers which execute portfolio transactions for Paramount. The Adviser may employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or Paramount with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Paramount, or in the discharge of Adviser's overall responsibilities with respect to any other accounts which it might serve as investment adviser. The Adviser and any person performing executive, administrative or trading functions for Paramount, whose services were made available to Paramount by the Adviser, are specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause Paramount to pay a member of a securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Adviser or such person determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the 1934 Act) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which the Adviser exercises investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

7.   OTHER ACTIVITIES

     The Adviser may perform investment advisory, management or distribution services for other investment companies and other persons or companies, and affiliates of the Adviser may engage in other related or unrelated businesses. Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of Paramount may be a shareholder, director, officer or employee of, or be otherwise interested in, the Adviser, and in any person controlled by or under common control with the Adviser, and the Adviser, and any person controlled by or under common control with the Adviser, may have an interest in Paramount.

8.   LIABILITY OF ADVISER

     Neither the Adviser nor any of its officers, directors or employees, nor any person performing executive, administrative or trading functions for Paramount whose services were made available to Paramount by the Adviser, shall be liable for any error of judgment or mistake of law or for any loss suffered by Paramount in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, on behalf of Paramount or from reckless disregard by the Adviser or any such person of the duties of the Adviser under this Agreement. Without limiting the generality of the foregoing, neither the Adviser nor any such person shall be deemed to have acted unlawfully or to have breached any duty to Paramount under State or Federal law in effect at the date of the enactment of Section 28(e) of the 1934 Act solely by reason of having caused Paramount to pay a member of any securities exchange or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the commission another member of a securities exchange or another securities broker or dealer would have charged for effecting that transaction if the Adviser or such person determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the account as to which the Adviser exercises investment discretion.

9.   Term of Agreement

     This Agreement shall continue in effect to May 31, 2001. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (i) the Board of Directors of Paramount, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Paramount, and (ii) by a majority of directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

10.  Termination of Agreement

     This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of Paramount or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Paramount, on sixty (60) days' written notice to the Adviser, or by the Adviser on like notice to Paramount. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.



                                             FPA PARAMOUNT FUND, INC.




                                             By:________________________________
                                                Eric S. Ende
                                                President

                                             FIRST PACIFIC ADVISORS, INC.



                                             By:________________________________
                                                J. Richard Atwood
                                                Principal

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                            FPA PARAMOUNT FUND, INC.
--------------------------------------------------------------------------------


Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                        / /



CONTROL NUMBER:











                                                 -------------------------------
Please be sure to sign and date this Proxy.      Date

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
  Shareholder sign here                      Co-owner sign here (if any)

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.   Election of Directors. NOMINEES:
                                                          With-       For All
                                                For       hold         Except
       E.S. ENDE         J. H. RUBEL           / /         / /          / /
       J.P. ENDICOTT     J. P. SHELTON
       L. MAUTNER

INSTRUCTION: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEES(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Approval of an investment advisory agreement between the Fund and First Pacific Advisors, Inc., the Fund's investment adviser.

                                                For     Against     Abstain
                                                / /       / /        / /

3.   Selection of Ernst & Young LLP as independent auditors.

                                                / /       / /        / /

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 2000.

RECORD DATE SHARES:

                            FPA PARAMOUNT FUND, INC.

                          STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints ERIC S. ENDE, JOHN P. ENDICOTT and LEONARD MAUTNER, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the annual meeting to be held on Monday, October 23, 2000, and at any adjournments thereof.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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